Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports First Quarter 2023 Results
Reports Record Bookings and Raises Earnings Guidance

WESTFORD, Mass., May 2, 2023 - Kadant Inc. (NYSE: KAI) reported its financial results for the first quarter ended April 1, 2023.

First Quarter Financial Highlights
•Bookings increased 3% to a record $275 million
•Operating cash flow increased 55% to $37 million
•Revenue increased 1% to $230 million
•Net income decreased 32% to $28 million
•GAAP EPS decreased 32% to $2.40
•Adjusted EPS increased 5% to a record $2.40
•Adjusted EBITDA increased 6% to $49 million and represented 21.1% of revenue
•Backlog was a record $393 million

Note: Percent changes above are based on comparison to the prior year period. All references to EPS are to our EPS as calculated on a diluted basis. Adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“We had an outstanding start to 2023 with record bookings, record adjusted EPS, and excellent cash flow,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “Strong demand for our aftermarket products led to record parts revenue despite the dampening effect of foreign currency translation and contributed to improved margin performance in the first quarter. I want to note that net income of $41 million in the first quarter of 2022 included a $15 million after-tax gain on the sale of a building related to the relocation of one of our Chinese facilities.

“Our operations teams executed extremely well throughout the first quarter with solid margin expansion across most operating segments while delivering exceptional value to our customers who rely on our technologies and engineered solutions to drive Sustainable Industrial Processing.”

First Quarter 2023 compared to 2022
Revenue increased one percent to $229.8 million compared to $226.5 million in 2022. Organic revenue increased five percent, which excludes a four percent decrease from the unfavorable effect of foreign currency translation. Gross profit margin increased to 44.4 percent compared to 43.4 percent in 2022.

GAAP EPS was $2.40 in 2023, decreasing 32 percent compared to $3.53 in 2022, which included a $1.30 gain on the sale of a building. Adjusted EPS increased five percent to a record $2.40 compared to $2.28 in 2022. Adjusted EPS in 2022 excludes a $1.30 gain on the sale of a building, $0.04 of acquisition-related costs, and $0.01 of impairment costs. Net income was $28.1 million in 2023, decreasing 32 percent compared to $41.2 million in 2022, which included an after-tax gain of $15.1 million on the sale of a building. Adjusted EBITDA increased six percent to $48.6 million and represented 21.1 percent of revenue compared to $45.8 million and 20.2 percent of revenue in the prior year. Operating cash flow increased 55 percent to $36.9 million compared to $23.8 million in 2022 due in part to a significant increase in customer deposits.

Kadant Reports First Quarter 2023 Results
May 2, 2023

Bookings increased three percent to a record $274.5 million compared to $266.1 million in 2022. Organic bookings increased seven percent, which excludes a four percent decrease from the unfavorable effect of foreign currency translation.

Summary and Outlook
“The robust start to the year and our record backlog positions us well for strong performance in 2023,” Mr. Powell continued. “As a result, we are raising our guidance for the full year. We now expect revenue of $910 to $935 million in 2023, revised from our previous guidance of $900 to $925 million, and GAAP EPS of $8.82 to $9.07, revised from our previous guidance of $8.72 to $8.97. The 2023 guidance includes pre-tax relocation costs of $1.2 million, or $0.08 per diluted share, related to the relocation of one of our Chinese facilities. Excluding this expense, we now expect adjusted EPS of $8.90 to $9.15 in 2023, revised from our previous guidance of $8.80 to $9.05. For the second quarter of 2023, we expect revenue of $230 to $235 million, GAAP EPS of $2.01 to $2.11 and, excluding $0.04 per diluted share of relocation costs, adjusted EPS of $2.05 to $2.15.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, May 3, 2023, at 11:00 a.m. eastern time to discuss its first quarter performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at www.kadant.com. Participants interested in joining the call’s live question and answer session are required to register by clicking https://register.vevent.com/register/BI5460a20d17494285a9d7a96d76fe2266 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through June 2, 2023.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the first quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the first quarter of 2023 included a $7.4 million unfavorable foreign currency translation effect. Our other non-GAAP financial measures exclude impairment costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and certain gains or losses, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating

Kadant Reports First Quarter 2023 Results
May 2, 2023

decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.
The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

First Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax gain on the sale of a facility of $20.2 million in 2022.
•Pre-tax acquisition costs of $0.1 million in 2022.
•Pre-tax indemnification asset reversal of $0.6 million in 2022.
•Pre-tax impairment costs of $0.2 million in 2022.
•Pre-tax expense related to amortization of acquired profit in inventory and backlog of $0.5 million in 2022.

Adjusted net income and adjusted EPS exclude:
•After-tax gain on the sale of a facility of $15.1 million ($20.2 million net of tax of $5.1 million) in 2022.
•After-tax acquisition costs of $0.1 million in 2022.
•After-tax impairment costs of $0.1 million ($0.2 million net of tax of $0.1 million) in 2022.
•After-tax expense related to amortization of acquired profit in inventory and backlog of $0.4 ($0.5 million net of tax of $0.1 million) in 2022.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $4.5 million in 2023 and $2.9 million in 2022.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

Kadant Reports First Quarter 2023 Results
May 2, 2023

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended
Consolidated Statement of Income	April 1, 2023	April 2, 2022
Revenue	$229,758	$226,480
Costs and Operating Expenses:
Cost of revenue	127,712	128,269
Selling, general, and administrative expenses	58,562	59,168
Research and development expenses	3,370	3,078
Gain on sale and other costs, net (b)	—	(20,008)
	189,644	170,507
Operating Income	40,114	55,973
Interest Income	299	102
Interest Expense	(2,370)	(1,234)
Other Expense, Net	(21)	(22)
Income Before Provision for Income Taxes	38,022	54,819
Provision for Income Taxes	9,763	13,378
Net Income	28,259	41,441
Net Income Attributable to Noncontrolling Interest	(184)	(249)
Net Income Attributable to Kadant	$28,075	$41,192

Earnings per Share Attributable to Kadant:
Basic	$2.40	$3.54
Diluted	$2.40	$3.53

Weighted Average Shares:
Basic	11,681	11,630
Diluted	11,694	11,655

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	April 1, 2023	April 1, 2023	April 2, 2022	April 2, 2022
Net Income and Diluted EPS Attributable to Kadant, as Reported	$28,075	$2.40	$41,192	$3.53
Adjustments for the Following, Net of Tax:
Gain on Sale (b)	—	—	(15,143)	(1.30)
Acquisition Costs	—	—	59	0.01
Impairment Costs	—	—	135	0.01
Acquired Profit in Inventory and Backlog Amortization (c,d)	—	—	387	0.03
Adjusted Net Income and Adjusted Diluted EPS (a)	$28,075	$2.40	$26,630	$2.28

	Three Months Ended			Increase (Decrease) Excluding FX (a,e)
Revenue by Segment	April 1, 2023	April 2, 2022	Increase (Decrease)
Flow Control	$89,521	$85,826	$3,695	$6,250
Industrial Processing	83,542	93,085	(9,543)	(5,720)
Material Handling	56,695	47,569	9,126	10,140
	$229,758	$226,480	$3,278	$10,670

Percentage of Parts and Consumables Revenue	66%	65%

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Kadant Reports First Quarter 2023 Results
May 2, 2023

	Three Months Ended		Increase (Decrease)	Increase (Decrease) Excluding FX (e)
Bookings by Segment	April 1, 2023	April 2, 2022
Flow Control	$104,556	$100,111	$4,445	$7,556
Industrial Processing	96,274	106,344	(10,070)	(5,182)
Material Handling	73,689	59,640	14,049	15,263
	$274,519	$266,095	$8,424	$17,637

Percentage of Parts and Consumables Bookings	60%	60%

	Three Months Ended
Business Segment Information	April 1, 2023	April 2, 2022
Gross Profit Margin:
Flow Control	53.3%	52.4%
Industrial Processing	40.6%	38.6%
Material Handling	36.1%	36.4%
Consolidated	44.4%	43.4%

Operating Income:
Flow Control	$24,189	$21,725
Industrial Processing (b)	15,967	38,159
Material Handling	9,287	5,844
Corporate	(9,329)	(9,755)
	$40,114	$55,973

Adjusted Operating Income (a,f):
Flow Control	$24,189	$21,569
Industrial Processing	15,967	18,726
Material Handling	9,287	6,561
Corporate	(9,329)	(9,755)
	$40,114	$37,101

Capital Expenditures:
Flow Control	$1,404	$525
Industrial Processing	2,579	1,952
Material Handling	462	384
Corporate	24	7
	$4,469	$2,868

	Three Months Ended
Cash Flow and Other Data	April 1, 2023	April 2, 2022
Operating Cash Flow	$36,866	$23,768
Less: Capital Expenditures	(4,469)	(2,868)
Free Cash Flow (a)	$32,397	$20,900

Depreciation and Amortization Expense	$8,446	$9,445

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Kadant Reports First Quarter 2023 Results
May 2, 2023

Balance Sheet Data	April 1, 2023	December 31, 2022
Assets
Cash, Cash Equivalents, and Restricted Cash	$85,507	$79,725
Accounts Receivable, net	131,268	130,297
Inventories	179,199	163,672
Contract Assets	12,389	14,898
Property, Plant, and Equipment, net	120,274	118,855
Intangible Assets	171,396	175,645
Goodwill	387,890	385,455
Other Assets	81,221	81,334
	$1,169,144	$1,149,881
Liabilities and Stockholders' Equity
Accounts Payable	$57,939	$58,060
Debt Obligations	180,147	199,219
Other Borrowings	1,760	1,942
Other Liabilities	244,993	235,089
Total Liabilities	484,839	494,310
Stockholders' Equity	684,305	655,571
	$1,169,144	$1,149,881

	Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	April 1, 2023	April 2, 2022
Consolidated
Net Income Attributable to Kadant	$28,075	$41,192
Net Income Attributable to Noncontrolling Interest	184	249
Provision for Income Taxes	9,763	13,378
Interest Expense, Net	2,071	1,132
Other Expense, Net	21	22
Operating Income	40,114	55,973
Gain on Sale (b)	—	(20,190)
Acquisition Costs	—	76
Indemnification Asset Reversal (g)	—	575
Impairment Costs	—	182
Acquired Backlog Amortization (c)	—	703
Acquired Profit in Inventory Amortization (d)	—	(218)
Adjusted Operating Income (a)	40,114	37,101
Depreciation and Amortization	8,446	8,742
Adjusted EBITDA (a)	$48,560	$45,843
Adjusted EBITDA Margin (a,h)	21.1%	20.2%

Flow Control
Operating Income	$24,189	$21,725
Acquisition Costs	—	62
Acquired Profit in Inventory Amortization (d)	—	(218)
Adjusted Operating Income (a)	24,189	21,569
Depreciation and Amortization	2,279	2,347
Adjusted EBITDA (a)	$26,468	$23,916
Adjusted EBITDA Margin (a,h)	29.6%	27.9%

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Kadant Reports First Quarter 2023 Results
May 2, 2023

		Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		April 1, 2023	April 2, 2022
Industrial Processing
	Operating Income	$15,967	$38,159
	Gain on Sale (b)	—	(20,190)
	Indemnification Asset Reversal (g)	—	575
	Impairment Costs	—	182
	Adjusted Operating Income (a)	15,967	18,726
	Depreciation and Amortization	2,972	3,274
	Adjusted EBITDA (a)	$18,939	$22,000
	Adjusted EBITDA Margin (a,h)	22.7%	23.6%

Material Handling
	Operating Income	$9,287	$5,844
	Acquisition Costs	—	14
	Acquired Backlog Amortization (c)	—	703
	Adjusted Operating Income (a)	9,287	6,561
	Depreciation and Amortization	3,176	3,096
	Adjusted EBITDA (a)	$12,463	$9,657
	Adjusted EBITDA Margin (a,h)	22.0%	20.3%

Corporate
	Operating Loss	$(9,329)	$(9,755)
	Depreciation and Amortization	19	25
	EBITDA (a)	$(9,310)	$(9,730)

(a)	Represents a non-GAAP financial measure.

(b)	Includes a $20.2 million pre-tax gain on the sale of a manufacturing facility in China in the three months ended April 2, 2022 in our Industrial Processing segment pursuant to a relocation plan.

(c)	Represents intangible amortization expense associated with acquired backlog.

(d)	Represents income within cost of revenue associated with amortization of acquired profit in inventory.

(e)	Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(g)	Represents an indemnification asset reversal related to the release of tax reserves associated with uncertain tax positions.

(h)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,100 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent
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Kadant Reports First Quarter 2023 Results
May 2, 2023

our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics and pandemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com
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